                                                                   EXHIBIT 10(b)


[InterTAN, Inc. Letterhead]



                                 July 1, 1998



Mr. James T. Nichols
InterTAN, Inc.
201 Main Street, Suite 1805
Fort Worth, Texas  76102



     Re:  Amendments to Stock Option Agreements

Dear Jim:

     According to the records of InterTAN, Inc. (the "Company"), you have been granted stock options as follows:

   PLAN         OPTION           GRANT         SHARE          EXERCISE
   YEAR         TYPE/#           DATE          AMOUNT          PRICE
   ----         ------           ----          ------          -----

   1986         ISO/160          1/1/95        36,641         $8.1875
   1986         NSO/56           1/1/95        63,359         $8.1875
   1986         NSO/57           1/1/96       100,000         $7.3125
   1996         NSO/91         11/12/96        50,000         $  6.00
   1996         NSO/92         11/10/97        50,000         $  5.50

Each of the above grants is evidenced by a stock option agreement signed by you and by an authorized representative of the Company.

     On June 8, 1998, the Company's 1986 Stock Option Plan and 1996 Stock Option Plan were amended in order to permit the Organization and Compensation Committee of the Board of Directors of the Company to approve and recommend certain amendments to the text of a stock option agreement. Consequently, on June 8, 1998 the Board of Directors of the Company approved an amendment to each of your stock option agreements whereby you will have up to 24 months after the date of your retirement (presently December 31, 1998) in which to exercise your vested stock options, which will be all of the stock options listed above given that any unvested stock options held by you at January 1, 1999 will be automatically accelerated as provided in each Plan.

July 1, 1998
Page 2



     Given the foregoing, clause (a) of section 3, entitled "Expiration of Option," of each of your stock option agreements shall hereby be deemed amended to permit the exercise of all vested stock options for a period of 24 months after December 31, 1998. All other terms of the stock option agreements shall remain unchanged.


                                        InterTAN, Inc.



                                        By:  /s/ David S. Goldberg
                                        Its:  V.P., Sec. & General Counsel

Accepted July 1, 1998


/s/ James T. Nichols
James T. Nichols